Exhibit 99.1

A.D.A.M., Inc. Reports Fourth Quarter and Full Year 2006 Results

A.D.A.M. Completes Acquisition of Online Benefits, Inc.,

Reports Yearly Revenue Increase of 64%

ATLANTA – A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information services and benefits management solutions, today reported financial results for the fourth quarter and year ended December 31, 2006.

Financial highlights for the fourth quarter and year include:

•

Revenues for the fourth quarter ended December 31, 2006 were $6,835,000 as compared to $2,507,000 in the year-ago period, an increase of 173%. The increase in revenue is attributable to the acquisition of Online Benefits, which was completed in August 2006, growth in A.D.A.M.’s content licensing revenues and growth in sales of A.D.A.M.’s educational and print products.

•

Revenues for the year ended December 31, 2006 were $16,505,000 as compared to $10,054,000 in the year-ago period, an increase of 64%. Recurring license revenues accounted for 84% of 2006 total revenues.

•

Operating income for the fourth quarter ended December 31, 2006, which included severance costs of $485,000, increased to $1,051,000 or 15.4% of revenues. Adjusted operating income for the quarter was $1,740,000, or 25.5% of revenues.

•	Operating income for the year ended December 31, 2006 was $3,132,000 or 19% of revenues. Adjusted operating income for the year was $4,041,000, or 24.5% of revenues.

•

Net income for the year ended December 31, 2006 was $2,548,000 or $0.25 per share on a fully diluted basis, compared to net income of $7,062,000, or $0.75 per share on a fully diluted basis, for the year ended December 31, 2005. Net income for the year ended December 31, 2005 included a $5,500,000 tax benefit. Adjusted net income for the year ended December 31, 2006 was $3,457,000 or $0.34 per share on a fully diluted basis, compared to $2,106,000 or $0.22 per share on a fully diluted basis, for the year ended December 31, 2005.

•

As of December 31, 2006, cash and investments were approximately $7,240,000. For the year ended December 31, 2006, adjusted EBITDA was $4,913,000, an increase from $2,786,000 for the year ended December 31, 2005.

“Last year was a transformational year for our company. We believe the acquisition of Online Benefits positions us favorably to provide the solutions small and mid-size employers need to deal with rising benefit and healthcare costs,” commented Kevin S.

Noland, A.D.A.M.’s president and chief executive officer. “The need for information and decision-support tools to enable consumers to become more effective participants in their benefit plan and health and wellness has never been greater, and we see continued demand for these types of services as more employers look for ways to manage costs and improve the productivity of their employees.

Additionally, we see continued demand in our healthcare markets for content and applications that speak to our client’s needs for engaging their members, patients and consumer audiences in their health and wellness. We have a strong pipeline of new products that will drive our long term growth and expand our operating margins, including Benergy 2G!, our next generation consumer benefits and health management portal that we are expecting to release in phases during 2007, with the initial release in the second quarter.”

2006 Highlights

•

Completed the acquisition and integration of Online Benefits, Inc. in August 2006. Benergy™, Online Benefits’ principal product, is a scalable benefits management solution for the small to mid-sized employer market. Benergy is distributed by more than 500 benefits brokers throughout the U.S. and is in use by more than 5,000 employers.

•

Signed a multi-year distribution agreement with Thomson Micromedex, a Thomson healthcare business. Thomson Micromedex will distribute our health content products to their provider, payer and healthcare IT customers.

•	Selected by Walgreen Co. to provide consumer health information on Walgreens.com.

•

Launched several new products, including the A.D.A.M. DecisionAssist suite and Health Risk Assessment Reporting Tools to address the needs of the accelerating consumer driven health marketplace. Our DecisionAssist tools help consumers make important decisions about their healthcare options, such as whether to have a particular surgery, proceed with a test, take certain medications or use other healthcare services. Our reporting tools provide vital information about the health of employees, members, or other end users that facilitates healthy employee habits, improvements to workplace productivity, and appropriate utilization of health services.

Non-GAAP Measures

Adjusted Operating Income represents operating income before severance costs, non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted Net Income represents net income before severance costs, non-cash stock-based compensation expense, amortization of purchased intangibles and the recognition of deferred income tax benefit from the re-evaluation of our income tax reserves. Adjusted

EPS is computed using Adjusted Net Income. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense and the recognition of deferred income tax benefit from the re-evaluation of our income tax reserves. These financial measures are not measures of financial performance in accordance with generally accepted accounting principles. We believe these non-GAAP financial measures are useful because they are appropriate measures for evaluating our operating performance. We present these non-GAAP financial measures to provide additional information regarding our performance and because they are measures by which we gauge our profitability. You should not consider these non-GAAP financial measures as an alternative to net income. Our calculation of these financial measures may be different from the calculations used by other companies and, as a result, comparability may be limited. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measure as provided with the financial results attached to this press release.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These statements, especially revenue, net income and cash flow forecasts, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

The Company will be conducting a conference call to discuss final earnings results for the fourth quarter and year-end on March 20, 2007, at 10:00 A.M. ET. To participate in the call, please dial (866) 624-3372 approximately five minutes prior to the start time. International callers may dial (706) 758-3874. A digital replay will be available the following day by dialing (800) 633-8284 or (402) 977-9140 with reservation number 21328889. The Company will issue its final results prior to the conference call.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM—News) is a leading provider of health information services and benefits management solutions serving healthcare organizations, employers, insurance brokers, consumers, and educational institutions. With an industry-leading employee and human resources benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. engages consumers to learn about their health and manage their benefit choices while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

For further information contact:

Victor Thompson, Investor Relations

A.D.A.M., Inc.

(770) 425-7877

A.D.A.M., Inc.

Consolidated Statement of Operations

Fourth Quarter, 2006 and 2005

(In thousands, except per share data)

	Three Months Ended December 31,				% Increase (Decrease)
	2006	% of Revenues	2005	% of Revenues
Revenues, net:
Licensing	$5,667	82.9%	$2,001	79.8%	183.2%
Product	484	7.1%	277	11.0%	74.7%
Professional services and other	684	10.0%	229	9.1%	198.7%

Total revenues, net	6,835	100.0%	2,507	100.0%	172.6%

Cost of Revenues:
Cost of revenues	1,283	18.8%	462	18.4%	177.7%
Cost of revenues-amortization	316	4.6%	177	7.1%	78.5%

Total cost of revenues	1,599	23.4%	639	25.5%	150.2%

Gross Profit	5,236	76.6%	1,868	74.5%	180.3%

Operating expenses:
Product & content development	1,120	16.4%	353	14.1%	217.3%
Sales & marketing	1,214	17.8%	602	24.0%	101.7%
General & administrative	1,851	27.1%	1,388	55.4%	33.4%

Total operating expenses	4,185	61.2%	2,343	93.5%	78.6%

Operating income (loss)	1,051	15.4%	(475)	-18.9%	*

Interest expense	726	10.6%	9	0.4%	*
Interest income	(58)	-0.8%	(119)	-4.7%	*
Realized (gain) loss on investments	—	—	40	1.6%	*

Income (loss) before income taxes	383	5.6%	(405)	-16.2%	*

Income tax expense (benefit)	—	—	100	4.0%	*
Net Income (Loss)	$383	5.6%	$(505)	-20.1%	*

Earnings (Loss) Per Share
Basic	$0.04		$(0.06)
Diluted	$0.04		$(0.06)
Weighted Average Common Shares Outstanding
Basic	9,023		8,483
Diluted	10,354		8,483

*	not meaningful

A.D.A.M., Inc.

Consolidated Statement of Operations

Calendar Year 2006 and 2005

(In thousands, except per share data)

	Year Ended December 31,				% Increase (Decrease)
	2006	% of Revenues	2005	% of Revenues
Revenues, net:
Licensing	$13,818	83.7%	$7,598	75.6%	81.9%
Product	1,594	9.7%	1,737	17.3%	-8.2%
Professional services and other	1,093	6.6%	719	7.2%	52.0%

Total revenues, net	16,505	100.0%	10,054	100.0%	64.2%

Cost of Revenues:
Cost of revenues	2,490	15.1%	1,354	13.5%	83.9%
Cost of revenues-amortization	951	5.8%	709	7.1%	34.1%

Total cost of revenues	3,441	20.8%	2,063	20.5%	66.8%

Gross Profit	13,064	79.2%	7,991	79.5%	63.5%

Operating expenses:
Product & content development	2,704	16.4%	1,456	14.5%	85.7%
Sales & marketing	2,903	17.6%	1,965	19.5%	47.7%
General & administrative	4,325	26.2%	3,281	32.6%	31.8%

Total operating expenses	9,932	60.2%	6,702	66.7%	48.2%

Operating income	3,132	19.0%	1,289	12.8%	143.0%

Interest expense	1,102	6.7%	36	0.4%	*
Interest income	(518)	-3.1%	(349)	-3.5%	48.4%
Realized (gain) loss on investments	—	—	40	0.4%	*

Income before income taxes	2,548	15.4%	1,562	15.5%	63.1%

Income tax expense (benefit)	—	—	(5,500)	-54.7%	*
Net Income	$2,548	15.4%	$7,062	70.2%	-63.9%

Earnings Per Share
Basic	$0.30		$0.87
Diluted	$0.25		$0.75
Weighted Average Common Shares Outstanding
Basic	8,630		8,108
Diluted	10,074		9,468

*	not meaningful

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Fourth Quarter, 2006 and 2005

(In thousands, except per share data)

	Three Months Ended December 31,						% Increase (Decrease)
	2006 GAAP	Adj.	2006 Non-GAAP	2005 GAAP	Adj.	2005 Non-GAAP	GAAP	Non-GAAP
Total revenues, net	$6,835	$—	$6,835	$2,507	$—	$2,507	172.6%	172.6%
Total operating costs and expenses	5,784	(689)	5,095	2,982	(485)	2,497	94.0%	104.0%
Stock-based compensation (1)	16	(16)	—	485	(485)	—	-96.7%	—
Amortization of purchased intangibles (2)	188	(188)	—	—	—	—	—	—
Severance (3)	485	(485)	—	—	—	—	—	—
Operating income (loss)	1,051	689	1,740	(475)	485	10	*	*
Operating margin %	15.4%		25.5%	-18.9%		0.4%	*	*
Income (loss) before income taxes	383	689	1,072	(405)	485	80	*	*
Income tax expense (benefit)	—	—	—	100	—	100	*	*
Net Income (Loss)	383	689	1,072	(505)	485	(20)	*	*
Diluted earnings (loss) per share	$0.04		$0.10	$(0.06)		$(0.00)
Diluted shares outstanding	10,354		10,354	8,483		8,483
Income (loss) before income taxes	383	689	1,072	(405)	485	80
Depreciation	80	—	80	47	—	47
Amortization of software development	128	—	128	176	—	176
Amortization of purchase intangibles (2)	188	(188)	—	—	—	—
Interest expense (income)	667	—	667	(110)	—	(110)

EBITDA	$1,446	$501	$1,947	$(292)	$485	$193

EBITDA margin %	21.2%		28.5%	-11.6%		7.7%

*	not meaningful

Adjustment Explanations:

(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.

(2)	Amortization of customer relationships and purchased software acquired with Online Benefits.

(3)	Severance costs related to reduction in force during the period.

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Calendar Year 2006 and 2005

(In thousands, except per share data)

	Year Ended December 31,						% Increase (Decrease)
	2006 GAAP	Adj.	2006 Non-GAAP	2005 GAAP	Adj.	2005 Non-GAAP	GAAP	Non-GAAP
Total revenues	$16,505	$—	$16,505	$10,054	$—	$10,054	64.2%	64.2%
Total operating cost and expenses	13,373	(909)	12,464	8,765	(644)	8,121	52.6%	53.5%
Stock-based compensation (1)	136	(136)	—	644	(644)	—	-78.9%	—
Amortization of purchase intangibles (2)	288	(288)	—	—	—	—	—	—
Severance (3)	485	(485)	—	—	—	—	—	—
Operating income	3,132	909	4,041	1,289	644	1,933	143.0%	109.1%
Operating margin %	19.0%		24.5%	12.8%		19.2%	48.0%	27.3%
Income before income taxes	2,548	909	3,457	1,562	644	2,206
Income tax expense (benefit) (4)	—	—	—	(5,500)	5,600	100
Net Income	2,548	909	3,457	7,062	(4,956)	2,106	-63.9%	64.2%
Diluted net income (loss) per share	$0.25		$0.34	$0.75		$0.22
Diluted shares outstanding	10,074		10,074	9,468		9,468
Income before income taxes	2,548	909	3,457	1,562	644	2,206
Depreciation	209	—	209	184	—	184
Amortization of software development	663	—	663	709	—	709
Amortization of purchase intangibles (2)	288	(288)	—	—	—	—
Interest expense (income)	584	—	584	(313)	—	(313)

EBITDA	$4,292	$621	$4,913	$2,142	$644	$2,786

EBITDA margin %	26.0%		29.8%	21.3%		27.7%

*	not meaningful

Adjustment Explanations:

(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.

(2)	Amortization of customer relationships and purchased software acquired with Online Benefits.

(3)	Severance costs related to reduction in force during the period.

(4)	Income tax benefit recorded, related to the re-evaluation of our deferred tax valuation allowance.

A.D.A.M., Inc.

Consolidated Balance Sheet

Fourth Quarter, 2006 and 2005

(In thousands)

	Year Ended December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$6,382	$2,816
Short term investments	858	7,861
Accounts receivable, net	3,082	1,840
Restricted cash	2,192	25
Inventories	74	68
Prepaids and other current assets	1,673	463
Deferred tax asset	—	221

Total current assets	14,261	13,294
Non-current assets
Property and equipment, net	876	268
Intangible assets, net	10,276	953
Goodwill	27,883	2,043
Other assets	158	43
Deferred financing costs, net	1,184	—
Deferred tax asset, net of current portion	5,500	5,279

Total non-current assets	45,877	8,586

TOTAL ASSETS	$60,138	$21,880

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,075	$1,055
Deferred revenue	4,447	3,643
Note payable	1,500	—
Current portion of long-term debt	1,000	—
Capital lease obligations, current portion	155	20

Total current liabilities	11,177	4,718
Non-current liabilities
Capital lease obligations, net of current portion	178	18
Other liabilities	1,314	—
Long term debt long-term	24,000	—

Total non-current liabilities	25,492	18
Stockholders’ equity
Common stock	94	85
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	54,109	50,350
Unrealized gains (loss)	(2)	(11)
Accumulated deficit	(29,644)	(32,192)

Total stockholders’ equity	23,469	17,144

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,138	$21,880

A.D.A.M., Inc.

Consolidated Statement of Cash Flows

Fourth Quarter 2006 and Year-to-Date, 2006 and 2005

(In thousands)

	Three Months Ended December 31, 2006	Year Ended December 31,
		2006	2005
Cash flows from operating activities
Net income	$383	$2,548	$7,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	396	1,161	894
Deferred financing cost amortization	140	140	—
Stock compensation for services	—	—	23
Stock-based compensation expense	16	136	643
Deferred income taxes	—	—	(5,500)
Gain on sale of assets	2	2
Loss on sale of investments	29	29	40
Other, net	19	—	—
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	93	(17)	272
Inventories	2	(6)	39
Prepaids and other assets	(76)	(137)	(94)
Accounts payable and accrued liabilities	468	245	569
Deferred revenue	(453)	(780)	28
Other liabilities	(150)	4	—

Net cash provided by operating activities	869	3,325	3,976

Cash flows from investing activities
Acquisition of subsidiary, net of cash acquired of $1,548	225	(29,128)	—
Purchases of property and equipment	(74)	(187)	(204)
Net change in restricted cash	(690)	(666)	47
Software product and content development costs	(385)	(974)	(455)
Maturities and reclassifications of investments	1,936	3,990	5,232
Proceeds from sale of investments	1,028	4,091	(9,418)
Purchase of investments	(1,098)	(1,098)	—

Net cash provided by (used in) investing activities	942	(23,972)	(4,798)

Cash flows from financing activities
Proceeds from issuance of term note	—	20,000	—
Proceeds from issuance of convertible notes	—	5,000	—
Payment of financing costs	—	(1,339)	—
Proceeds from exercise of common stock options and warrants	129	631	783
Repayments on notes receivable	—	—	125
Repurchase of common stock to be held as treasury stock	—	—	(496)
Repayments on capital leases	157	(79)	(16)

Net cash provided by financing activities	286	24,213	396

Increase (decrease) in cash and cash equivalents	2,097	3,566	(426)

Cash and cash equivalents, beginning of the period	4,285	2,816	3,242

Cash and cash equivalents, end of the period	$6,382	$6,382	$2,816